Fund Name: Invesco Constellation Fund                             SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 4/30/2010
File number :      811-1424
Series No.:        2

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                            $9,468
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class R                            $   12
        Class Y                            $   78
        Institutional Class                $  349


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                          0.0671
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class R                          0.0241
        Class Y                          0.1135
        Institutional Class              0.1913


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         133,066
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           8,712
        Class C                           5,568
        Class R                             518
        Class Y                             659
        Institutional Class               1,540


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 21.26
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $ 19.20
        Class C                         $ 19.19
        Class R                         $ 20.99
        Class Y                         $ 21.30
        Institutional Class             $ 23.53